UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

25 Phillips Parkway
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 581-2401
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION  OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 10, 2006 at a special meeting of the Board of Directors (the “Board”) of Platinum Energy Resources, Inc. (“Platinum”), the Board expanded the number of directors constituting the Board of Platinum from five (5) members to six (6). Concurrently, the Board elected Richard Sherry as a director of Platinum.

Richard Sherry is currently an Adjunct Professor at the University of Houston Law Center and Texas Southern University teaching courses in business planning and advanced taxation. Mr. Sherry is also currently consulting on tax matters on a part time basis for Jefferson Wells International, a company which delivers professional services in the areas of internal audit, technology risk management, tax, and finance and accounting. From 1971 to 2004, Mr. Sherry worked for ConocoPhillips, an international integrated energy company, and its predecessor companies, in various positions, including from 2002 to 2004 Vice President, Tax, responsible for ConocoPhillips worldwide tax affairs. He holds a law degree, a LLM degree in taxation, and a Bachelor of Science degree in Accounting. He is a licensed CPA and admitted to the bar in the State of New York.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated August 16, 2006
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer

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